Sutherland, Asbill & Brennan LLP
                  Atlanta Austin New York Tallahasee Washington


1275 Pennsylvania Avenue, N.W.                           Tel: (202) 383-0100
Washington, D.C.  20004-2404                             Fax: (202) 637-3593

STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176
Internet: sboehm@sablaw.com

                                 April 27, 1999

College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

         Re: Registration of Individual, Group and Tax
             Deferred variable Annuity Certificates
             (Registration Nos. 33-480 and 811-4415)
             ---------------------------------------

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 31 to the above captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                               Sincerely,

                                               SUTHERLAND, ASBILL & BRENNAN LLP

                                               By: /s/ Steven B. Boehm
                                                   ------------------------
                                                       Steven B. Boehm